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                                                                     EXHIBIT 8.3

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                                                         Mourant du Feu & Jeune
                                                         PO Box 87
                                                         22 Grenville Street
                                                         St Helier
                                                         Jersey JE4 8PX
                                                         Channel Islands

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Permanent Financing (No. 7) PLC
Blackwell House
Guildhall Yard
London
EC2V 5AE

15 March 2005

Our ref: 2014012\0444\SCOTE\MdFJ\145453\2

Dear Sirs


PERMANENT MORTGAGES TRUSTEE LIMITED
REGISTRATION STATEMENT ON FORM S-11

We have acted as special Jersey tax counsel for Permanent Mortgages Trustee Limited, a company incorporated under the laws of Jersey (the MORTGAGES TRUSTEE), in connection with the registration statement on Form S-11 (the REGISTRATION STATEMENT) to be filed by the Issuer (as defined below) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the ACT), on 15 March 2005 relating to the issue by Permanent Financing (No. 7) PLC (the ISSUER) of certain notes (the NOTES). The Notes will be issued pursuant to a trust deed (the TRUST DEED) between The Bank of New York (the NOTE TRUSTEE) and the Issuer.

We have advised the Mortgages Trustee with respect to certain Jersey tax consequences of the proposed issuance of the Notes. This advice is summarized under the headings "SUMMARY OF PROSPECTUS -- JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS -- TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST" in the Preliminary Prospectus dated 4 March 2005 relating to the Notes which we understand will be reproduced in the Prospectus relating to the Notes and forming part of the Registration Statement (the "PROSPECTUS"). We confirm and adopt as our opinion the opinions set forth in the Preliminary Prospectus under the captions "SUMMARY OF PROSPECTUS -- JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS -- TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST". The statements concerning Jersey tax consequences contained in the Preliminary Prospectus do not purport to discuss all possible Jersey tax ramifications of the proposed issuance of the Notes and are limited to the matters expressly referred to in those statements.



Mourant du Feu & Jeune is a Jersey partnership
Partners: A R Binnington, D J Birtwistle, E A Breen, J A J Chapman, G R P Corbin, J D P Crill, C L I Davies, N C Davies, E C Devenport, S M Gould, T J Herbert, R A Hickling, I C James, R F V Jeune, B H Lacey, W Malorey, J A Richomme, J D Rigby, B C Robins, J F Ruane, J P Speck, A J R Syvret, J C Walker, N J Weston, D R Wilson. Associates: N M Hamel, M L Hamilton, D J Hopwood, G A Pollano, J H Rainer, G A Rigby, E L Scott. Consultants: K S Baker, C E Coutanche, R R Jeune C B E, P de C Mourant Jersey - Cayman - London


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Page 2
Permanent Financing (No. 7) PLC
11 March 2005

Our ref: 2014012\0444\SCOTE\MdFJ\145453\2

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to a reference to this firm (as counsel to the Mortgages Trustee) under the headings "SUMMARY OF PROSPECTUS -- JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS -- TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST" in the Prospectus forming a part of the Registration Statement and on the inside back cover of the Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

We consent to the inclusion in the listing particulars for the Notes of our name and the reference to our advice to the Mortgages Trustee under the headings "SUMMARY OF PROSPECTUS -- JERSEY (CHANNEL ISLANDS) TAX STATUS" and "MATERIAL JERSEY (CHANNEL ISLANDS) TAX CONSIDERATIONS -- TAX STATUS OF THE MORTGAGES TRUSTEE AND THE MORTGAGES TRUST" as set out in the Preliminary Prospectus and authorise the contents of such advice for the purposes of Article 6(1)(e) of the Financial Services and Markets Act 2000 (Official Listing of Securities) Regulations 2001.

We do not express any opinion as to any laws of any jurisdiction other than the laws of Jersey (Channel Islands) as such laws are applied by the courts of Jersey as at the date of this letter.

Yours faithfully

/s/ Mourant du Feu & Jeune


MOURANT DU FEU & JEUNE